Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-101840) of Valley National Gases, Inc. of our report dated September 26, 2006 relating to the financial statements and financial statement schedules, which appears in this Form 10-K.
PricewaterhouseCoopers LLP
Pittsburgh, PA
September 26, 2006